Exhibit 99.1

May 03, 2017	Edward Vallejo
Vice President, Financial Planning and Investor Relations
856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications and External Affairs
856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS FIRST QUARTER 2017 RESULTS

•	First quarter 2017 diluted earnings per share from continuing operations increased 13.0 percent to 52 cents compared to the first quarter 2016

•	Increased quarterly dividend by approximately 10.7 percent to 41.5 cents per diluted common share

•	Company affirms 2017 earnings guidance from continuing operations of $2.98 to $3.08 per diluted share

VOORHEES, N.J., May 03, 2017– American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended Mar. 31, 2017.

“Our first quarter results demonstrate that American Water employees continue to grow our business by focusing on our customers and communities,” said Susan Story, president and CEO of American Water. “Our results were solid, with first quarter 2017 earnings per diluted share up 13.0 percent compared to last year. Reflecting the company’s solid performance, the Board of Directors approved a 10.7 percent increase in our quarterly dividend to 41.5 cents per share, marking the fifth year in a row that the dividend increases are at or above the top of the long-term EPS growth range.

“The Regulated businesses continued to execute on growth, investing approximately $242 million this quarter on infrastructure to better serve our customers and adding approximately 16,700 customers to date through closed acquisitions and organic growth. We also continued our focus of making improvements in O&M efficiency, allowing us to keep our services affordable,” added Story.

Consolidated Results

In the first quarter 2017, income from continuing operations increased $0.06 per diluted share compared to the prior year. Net income from the Regulated Businesses increased 8.1 percent or $0.04 per diluted share from authorized revenue growth driven by capital investments, acquisitions and organic growth. Net income from the Market-based Businesses increased 8.6 percent or $0.01 per diluted share. Finally, the Parent had a tax benefit of $0.02 per diluted share related to the new accounting standard for stock based compensation, partially offset by higher interest expense of $0.01 per diluted share.

During the first quarter 2017, the company made capital investments of approximately $242 million, including $223 million to improve infrastructure in the Regulated Businesses to provide safe, clean and reliable service to its customers and $19 million for strategic and other capital investment. American Water plans to invest about $1.5 billion across its footprint in 2017, with the majority to improve its water and wastewater systems.

Regulated Businesses

For the first quarter 2017, net income in the Regulated Businesses was $94.1 million, compared to $87.1 million for the same period in 2016. Regulated revenue increased $24.7 million through additional authorized revenue and surcharges to support infrastructure investments,

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acquisitions, and organic growth, slightly offset by lower demand. Partially offsetting the increases in revenue was higher depreciation expense of $8 million associated with infrastructure investment growth.

During the first quarter of 2017, the company received additional annualized revenues of approximately $34 million from general rate cases and step increases and $13 million in additional annualized revenues from infrastructure surcharges. The company is awaiting final orders or proposed settlements for general rate cases in four states and filed infrastructure surcharge in one, requesting approximately $170 million in total additional annualized revenues. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary.

For the 12-month period ended March 31, 2017, the adjusted O&M efficiency ratio (a non-GAAP financial measure) improved to 34.6 percent, compared to 35.6 percent for the 12-month period ended March 31, 2016. By reducing O&M expense as a proportion of revenue, American Water is able to make investments in needed capital improvements without significantly impacting customer bills.

Market-based Businesses

For the first quarter of 2017, net income in the Market-based Businesses was $6.6 million, compared to $6.1 million for the same period in 2016. The Homeowner Services Group and Keystone had slight net income increases, partially offset by lower capital upgrades in the Military Services Group, including completion of a major project at Fort Polk in Louisiana in mid-2016.

Dividends

On April 21, 2017, American Water’s board of directors declared a quarterly cash dividend payment of 41.5 cents per share of common stock, an increase of 10.7 percent compared to the previous quarterly dividend payment, payable on June 1, 2017, to all stockholders of record as of May 5, 2017.

American Water’s dividend has now increased at or above the top of its long-term 7 to 10 percent earnings per share compound annual growth range for five consecutive years.

2017 Earnings Guidance

American Water has affirmed its 2017 earnings guidance from continuing operations to be in the range of $2.98 - $3.08 per diluted share. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).

Non-GAAP Financial Measures

This press release includes a presentation of the adjusted Regulated O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses, the impact of the binding global agreement in principle to settle claims associated with the Freedom Industries, Inc. chemical spill in West Virginia (the “Settlement”), and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item constitutes a “non-GAAP financial measure” under SEC rules. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the company’s GAAP disclosures and should not be considered an alternative to any GAAP measure.

Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of estimated revenues and expenses related to purchased water, the Settlement and the allocable portion of non-O&M support services costs. The company’s definition of this metric may not be comparable to the same or similar measures used by other companies, and, accordingly, this non-GAAP financial measure may have significant limitations on its use.

Set forth in this release is a table that reconciles each of the components used to calculate adjusted O&M efficiency ratio to most directly comparable GAAP financial measure.

First Quarter 2017 Earnings Conference Call

The first quarter earnings 2017 conference call will take place on Thursday, May 4, 2017, at 9 a.m. Eastern Standard Time. Interested parties may listen to the conference call over the Internet by logging on to the Investor Relations page of the company’s website at https://amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.

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Following the earnings conference call, an audio archive of the call will be available through May 11, 2017.  U.S. callers may access the audio archive toll-free by dialing 1-877-344-7529.  International callers may listen by dialing 1-412-317-0088. The access code for replay is 10104445. The online webcast will be available at American Water’s investor relations homepage at http://ir.amwater.com through June 8, 2017. After that, the archived webcast will be available for one year at http://ir.amwater.com.

About American Water

With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The company employs more than 6,800 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and Ontario, Canada. More information can be found by visiting amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release including, without limitation, 2017 earnings guidance, projected dividend growth, the outcome of pending acquisition activity and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, permitting, and other decisions; changes in laws, governmental regulations and policies, including environmental, health and safety, water quality, and public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections; potential costs and liabilities of American Water for environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers, including, for example, water management solutions focused on customers in the natural gas exploration and production market; the outcome of litigation and government action related to the Freedom Industries chemical spill in West Virginia, including matters pertaining to the Settlement; weather conditions, patterns or events or natural disasters, including drought or abnormally high rainfall, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes, tornadoes, electrical storms and solar flares; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; its ability to appropriately maintain current infrastructure, including its operational and information technology (“IT”) systems, and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; the intentional or unintentional acts of a third party, including contamination of its water supplies or water provided to its customers; exposure or infiltration of its critical infrastructure, operational technology and IT systems through physical or cyber-attacks or other disruptions; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully meet growth projections and capitalize on growth opportunities, including its ability to, among other things, acquire and integrate water and wastewater systems into its regulated operations and enter into contracts and other agreements with, or otherwise obtain, new customers in its Market-based Businesses; cost overruns relating to improvements in or the expansion of its operations; our ability to maintain safe work sites; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; changes in general economic, political, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on its current or future debt that could increase its financing costs or funding requirements or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its financing costs and funding requirements; changes in Federal or state income tax laws, including tax reform, the availability of tax credits and tax abatement programs, and the ability to utilize its U.S. and state net operating loss carryforwards; migration of customers into or out of its service territories; the use by municipalities of the power of eminent domain or other authority to condemn its systems; difficulty in obtaining, or the inability to obtain, insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; labor actions including work stoppages and strikes; the incurrence of impairment charges related to American Water’s goodwill or other assets; civil disturbances, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts; and the impact of new accounting standards or changes to existing standards.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the company’s annual and quarterly SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. The company does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or

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combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

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American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Operations (Unaudited)

In millions except per share data

	For the Three Months Ended March 31,
	2017	2016
Operating revenues	$756	$743
Operating expenses:
Operation and maintenance	337	348
Depreciation and amortization	124	116
General taxes	68	66
Gain on asset dispositions and purchases	-	(1)
Total operating expenses, net	529	529
Operating income	227	214
Other income (expenses):
Interest, net	(85)	(80)
Other, net	3	2
Total other income (expenses)	(82)	(78)
Income from continuing operations before income taxes	145	136
Provision for income taxes	52	54
Net income attributable to common stockholders	93	82

Basic earnings per share:
Net income attributable to common stockholders	$0.52	$0.46
Diluted earnings per share:
Net income attributable to common stockholders	$0.52	$0.46
Weighted average common shares outstanding
Basic	178	178
Diluted	179	179
Dividends declared per common share	—	—

American Water Works Company, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheet Information (Unaudited)

In millions

	March 31, 2017	December 31, 2016
Cash and cash equivalents	$78	$75
Other current assets	689	709
Property, plant and equipment, net	15,128	14,992
Total regulatory and other long-term assets	2,715	2,706
Total Assets	$18,610	$18,482

Short-term debt	$980	$849
Current portion of long-term debt	574	574
Other current liabilities	864	969
Total long-term debt	5,753	5,759
Total regulatory and other long-term liabilities	3,927	3,895
Contributions in aid of construction	1,225	1,218
Total common stockholders' equity	5,287	5,218
Total Capitalization and Liabilities	$18,610	$18,482

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American Water Works Company, Inc. and Subsidiary Companies

Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

In millions

	For the Twelve Months Ended March 31,
(In millions)	2017	2016
Total operation and maintenance expenses	$1,493	$1,428
Less:
Operation and maintenance expenses—Market-Based Businesses	361	383
Operation and maintenance expenses—Other	(44)	(46)
Total operation and maintenance expenses—Regulated Businesses	1,176	1,091
Less:
Regulated purchased water expenses	122	116
Allocation of non-operation and maintenance expenses	28	33
Impact of Freedom Industries binding global agreement in principle	65	—
Adjusted operation and maintenance expenses—Regulated Businesses (a)	$961	$942

Total operating revenues	$3,315	$3,204
Less:
Operating revenues—Market-Based Businesses	440	461
Operating revenues—Other	(21)	(19)
Total regulated operating revenues—Regulated Businesses	2,896	2,762
Less:
Regulated purchased water revenues*	122	116
Adjusted operating revenues—Regulated Businesses (b)	$2,774	$2,646

Adjusted operation and maintenance efficiency ratio—Regulated Businesses (a)/(b)	34.6%	35.6%

*Calculation assumes purchased water revenues approximate purchased water expenses.

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